McGLADREY & PULLEN, LLP
                     Certified Public Accountants and Consultants



                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated September 29, 1998 on the financial statements of Templeton Global Bond Fund, series of Templeton Income Trust referred to therein, which appears in the 1998 Annual Report to Shareholders and which is incorporated herein by reference, in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A, File No. 33-6510 as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Auditors."

                                        /s/MCGLADREY & PULLEN, LLP
                                        McGladrey & Pullen, LLP


          New York, New York
          October 27, 1998